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EXHIBIT 99.1


[ISLAND PACIFIC LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE


                ISLAND PACIFIC/RETAIL PRO ANNOUNCES STAFF CHANGES


IRVINE, CA, March 14, 2007: Island Pacific, Inc. (IPIN.PK) a global leader in retail POS and merchandising software solutions today announced the resignation of Colin Levy, acting Chief Financial Officer, effective as of March 15, 2007.

Philip C. Bolles will become interim Chief Financial Officer on April 1, 2007, until a permanent replacement is named. Mr. Bolles has been providing financial and accounting consulting services to the Company since February 2006 through Hudson Financial Group, an international consulting firm.

Mr. Bolles has over forty years experience as an independent CPA, CFO and, for the past fifteen years, as a consultant providing services related to business combinations, financial reconstructions and SEC reporting compliance to a variety of public companies and private companies preparing to register as public companies. In that time, Mr. Bolles has developed his expertise in the specific accounting principles and reporting practices associated with the software industry.

"Mr. Bolles has been working with Mr. Levy and the accounting group this past year," said Barry Schechter, Chief Executive Officer. "His appointment enables us to maintain a consistency within the group as we work towards completing the outstanding filings."

ABOUT ISLAND PACIFIC/RETAIL PRO(R)

Island Pacific/Retail Pro(R) is a global leader in retail Merchandising, Store Operations, Planning, and Multi-channel software solutions. For more than 25 years, Island Pacific/Retail Pro(R) has developed a reputation for delivering high-quality, high-value, high-reliability software to the retail industry. Retail Pro(R) is a retail business management software solution which helps businesses around the world run more profitably and deliver significant returns on their technology investments. The software is a scalable integrated application suite consisting of POS and store operations, merchandising, planning, business intelligence, and customer management/CRM. Known for its adaptability, Retail Pro(R) is unique as a standard system available in 18 languages and localized for use in 73 countries around the world.

As a result, Island Pacific/Retail Pro(R) is the definitive resource for scalable, flexible and affordable solutions for retailers around the world. Island Pacific/Retail Pro(R) software solutions manage billions of transactions annually in more than 55,000 store locations worldwide, in 73 countries, and 18 different languages.

The company is headquartered in Irvine, California, has offices in the United States, the United Kingdom, Australia and China, and is represented by Business Partners in over 30 countries. For more information, please visit www.islandpacific.com.


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Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-KA for the fiscal year ended March 31, 2004 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

TRADEMARKS
Island Pacific, Retail Pro(R) and Synaro are registered trademarks of Island Pacific, Inc., and may not be used without expressed, written permission.

FOR ADDITIONAL INFORMATION:

Jeffrey Busch
Island Pacific/Retail Pro(R) Marketing
jbusch@islandpacific.com
949-476-2212